Exhibit 32

CERTIFICATION

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Pacific Coast National Bancorp, that, to his knowledge, the Annual Report of Pacific Coast National Bancorp on Form 10-KSB for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Pacific Coast National Bancorp. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-KSB. A signed original of this statement has been provided to Pacific Coast National Bancorp and will be retained by Pacific Coast National Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2005

/s/ Colin M. Forkner
Colin M. Forkner
Chief Executive Officer

/s/ Terry Stalk
Terry Stalk
Chief Financial Officer